UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2016 (October 5, 2016)

ARCH COAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One City Place Drive, Suite 300, St. Louis, Missouri

(Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on January 11, 2016, Arch Coal, Inc. (“Arch Coal” or “we”) and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”). On September 13, 2016, the Bankruptcy Court entered an order, Docket No. 1324, confirming the Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated as of September 11, 2016 (the “Plan”), which order was amended on September 15, 2016, Docket No. 1334. The Plan incorporates by reference certain documents filed with the Bankruptcy Court as part of the “Plan Supplement.” Capitalized terms used but not defined in this Current Report on Form 8-K (this “Report”) have the meanings set forth in the Plan.

On October 5, 2016, Arch Coal consummated the transactions contemplated by the Plan, which became effective on that date (the “Effective Date”).  The description of the Plan in this Report is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 2.2 to Arch Coal’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 14, 2016.

New First Lien Debt Facility

On the Effective Date, pursuant to the Plan and as a condition to its effectiveness, Arch Coal entered into a new senior secured term loan credit agreement in an aggregate principal amount of $326.5 million (the “New First Lien Debt Facility”) with Wilmington Trust, National Association, as administrative agent and collateral agent (in such capacities, the “Agent”) for the lenders party thereto from time to time (collectively, the “Lenders”).  The Lenders are all institutions that previously committed to make loans to Arch Coal under the DIP Credit Agreement (as defined below), and also received shares of Common Stock of Arch Coal pursuant to the Plan and will collectively hold 94% of Arch Coal’s Common Stock upon emergence.  The New First Lien Debt Facility will mature on the date that is five years after the Effective Date.

Borrowings under the New First Lien Debt Facility bear interest at a per annum rate equal to, at the option of Arch Coal, either (i) a London interbank offered rate plus an applicable margin of 9%, subject to a 1% LIBOR floor (the “LIBOR Rate”), or (ii) a base rate plus an applicable margin of 8%. Interest payments will be payable in cash, unless the Debtors’ liquidity after giving effect to the applicable interest payment would not exceed $300 million, in which case interest will be payable in kind (any such interest that is paid in kind, the “PIK Interest”).  The term loans provided under the New First Lien Debt Facility (the “Term Loans”) are subject to quarterly principal amortization payments in an amount equal $816,250. To the extent any interest is paid as PIK Interest on any interest payment date, the amount of the Term Loans in respect of which such PIK Interest is payable will be deemed to have accrued additional interest over the preceding interest period at 1.00%, which additional interest will be capitalized and added to the principal amount of outstanding Term Loans.

The New First Lien Debt Facility are guaranteed by all existing and future wholly owned domestic subsidiaries of Arch Coal (collectively, the “Subsidiary Guarantors” and, together with Arch Coal, the “Loan Parties”), subject to customary exceptions, and is secured by first priority security interests on substantially all assets of the Loan Parties, including 100% of the voting equity interests of directly owned domestic subsidiaries and 65% of the voting equity interests of directly owned foreign subsidiaries, subject to customary exceptions.

Arch Coal has the right to prepay Term Loans at any time and from time to time in whole or in part without premium or penalty, upon written notice, except that any prepayment of Term Loans that bear interest at the LIBOR Rate other than at the end of the applicable interest periods therefor shall be made with reimbursement for any funding losses and redeployment costs of the Lenders resulting therefrom.

The New First Lien Debt Facility is subject to certain usual and customary mandatory prepayment events, including 100% of net cash proceeds of (i) debt issuances (other than debt permitted to be incurred under the terms of the New First Lien Debt Facility) and (ii) non-ordinary course asset sales or dispositions, subject to customary thresholds, exceptions and reinvestment rights.

The New First Lien Debt Facility contains customary affirmative covenants and representations.

The New First Lien Debt Facility also contains customary negative covenants, which, among other things, and subject to certain exceptions, include restrictions on (i) indebtedness, (ii) liens and guaranties, (iii) liquidations, mergers, consolidations, acquisitions, (iv) disposition of assets or subsidiaries, (v) affiliate transactions, (vi) creation or ownership of certain subsidiaries, partnerships and joint ventures, (vii) continuation of or change in business, (viii) restricted payments, (ix) prepayment of subordinated indebtedness, (x) restrictions in agreements on dividends, intercompany loans and granting liens on the collateral, (xi) loans and investments, (xii) changes in organizational documents, (xiii) transactions with respect to bonding subsidiaries and (xiv) hedging transactions.  The New First Lien Debt Facility does not contain any financial maintenance covenant.

The New First Lien Debt Facility contains customary events of default, subject to customary thresholds and exceptions, including, among other things, (i) non-payment of principal and non-payment of interest and fees, (ii) a material inaccuracy of a representation or warranty at the time made, (iii) a failure to comply with any covenant, subject to customary grace periods in the case of certain affirmative covenants, (iv) cross-events of default to indebtedness of at least $35,000,000, (v) cross-events of default to surety, reclamation or similar bonds securing obligations with an aggregate face amount of at least $50,000,000, (vi) uninsured judgments in excess of $35,000,000, (vii) any loan document shall cease to be a legal, valid and binding agreement, (viii) uninsured losses or proceedings against assets with a value in excess of $35,000,000, (ix) ERISA events, (x) a change of control  or (xi) bankruptcy or insolvency proceedings relating to the Arch Coal or any material subsidiary of the Arch Coal.

The description of the New First Lien Debt Facility is qualified in its entirety by reference to the full text of the New First Lien Debt Facility, which is incorporated by reference herein. A copy of the New First Lien Debt Facility is included herein as Exhibit 10.1.

Securitization Facility

On the Effective Date, Arch Coal extended and amended its existing $200 million trade accounts receivable securitization facility provided to Arch Receivable Company, LLC, a non-Debtor special-purpose entity that is a wholly owned subsidiary of Arch Coal (“Arch Receivable”) (the “Extended Securitization Facility”), which continues to support the issuance of letters of credit and reinstates Arch Receivable’s ability to request cash advances, as existed prior to the filing of the voluntary petitions for relief under the Bankruptcy Code. Pursuant to the Extended Securitization Facility, the Debtors agreed to a revised schedule of fees payable to the administrator and the providers of the Extended Securitization Facility.

The Extended Securitization Facility will terminate at the earliest of (i) three years from the Effective Date, (ii) if the Liquidity (defined in the Extended Securitization Facility and consistent with the definition in the New First Lien Debt Facility) is less than $175,000,000 for a period of 60 consecutive days, the date that is the 364th day after the first day of such 60 consecutive day period and (iii) the occurrence of certain predefined events substantially consistent with the existing transaction documents.  Under the Extended Securitization Facility, Arch Receivable and certain of the Reorganized Debtors party to the Extended Securitization Facility have granted to the administrator of the Extended Securitization Facility a first priority security interest eligible trade accounts receivable generated by such Debtors from the sale of coal and all proceeds thereof.

The description of the Securitization Facility is qualified in its entirety by reference to the full text of the Securitization Facility, which is incorporated by reference herein. A copy of the Securitization Facility is included herein as Exhibits 10.2 to 10.4.

Warrant Agreement

On the Effective Date, Arch Coal entered into a warrant agreement (the “Warrant Agreement”) with American Stock Transfer & Trust Company, LLC as warrant agent and, pursuant to the terms of the Plan, issued warrants (“Warrants”) to purchase up to an aggregate of 1,914,856 shares of Class A Common Stock, par value $0.01 per share, of Arch Coal (the “Class A Common Stock”)  to holders of claims arising under the Cancelled Notes (as defined below).

Each Warrant expires on October 5, 2023, and is initially exercisable for one share of Class A Common Stock at an initial exercise price of $57.00 per share. The Warrants are exercisable by a holder paying the exercise price in cash or on a cashless basis, at the election of the holder.  The Warrants contain anti-dilution adjustments for stock splits, reverse stock splits, stock dividends, dividends and distributions of cash, other securities or other property, spin-offs and tender and exchange offers by Arch Coal or its subsidiaries to purchase Class A Common Stock at above-market prices.

If, in connection with a merger, recapitalization, business combination, transfer to a third party of substantially all of Arch Coal’s consolidated assets or other transaction that results in a change to the Class A Common Stock (each, a “Transaction”), (i) the Transaction is consummated prior to the fifth anniversary of the Effective Date and the Transaction consideration to holders of Class A Common Stock is 90% or more listed common stock or common stock of a company that provides publicly available financial reporting, and holds management calls regarding the same, no less than quarterly (“Reporting Stock”) or (ii) regardless of the consideration, the Transaction is consummated on or after the fifth anniversary of the Effective Date, the Warrants will be assumed by the surviving company and will become exercisable for the consideration that the holders of Class A Common Stock receive in such Transaction; provided that if the consideration such holders receive consists solely of cash, then upon the consummation of such Transaction, Arch Coal will pay for each Warrant an amount of cash equal to the greater of (i) (x) the amount of cash payable with respect to the number of shares of Class A Common Stock underlying the Warrant minus (y) the exercise price per share then in effect multiplied by the number of shares of Class A Common Stock underlying the Warrant and (ii) $0.

If a Transaction is consummated prior to the fifth anniversary of the Effective Date in which the Transaction consideration is less than 90% Reporting Stock, a portion of the Warrants corresponding to the portion of the Transaction consideration that is Reporting Stock will be assumed by the surviving company and will become exercisable for the Reporting Stock consideration that the holders of Class A Common Stock receive in such Transaction, and the portion of the Warrants corresponding to the portion of the Transaction consideration that is not Reporting Stock will, at the option of each holder, (i) be assumed by the surviving company and will become exercisable for the consideration that the holders of Class A Common Stock receive in such Transaction or (ii) be redeemed by Arch Coal for cash in an amount equal to the Black Scholes Payment (as defined in the Warrant Agreement).

The description of the Warrant Agreement is qualified in its entirety by reference to the full text of the Warrant Agreement, which is incorporated by reference herein. A copy of the Warrant Agreement is included herein as Exhibit 10.5.

Item 1.02 Termination of Material Definitive Agreement

On the Effective Date, by operation of the Plan, all outstanding obligations under the following notes issued by Arch Coal and guaranteed by certain subsidiary guarantors, (collectively, the “Cancelled Notes”)  were cancelled and the indentures governing such obligations were cancelled except as necessary to (a) enforce the rights, claims and interests of the applicable trustee vis-a-vis any parties other than the Debtors, (b) allow each trustee to receive distributions under the Plan and to distribute them to the holders of the Cancelled Notes in accordance with the terms of the applicable indenture, (c) preserve any rights of the applicable trustee to compensation, reimbursement and indemnification under each of the applicable indentures solely as against any money or property distributable to holders of Cancelled Notes, (iv) permit each of the trustees to enforce any obligation owed to them under the Plan and (v) permit each of the trustees to appear in the chapter 11 cases or in any proceeding in the Bankruptcy Court or any other court:

•                  7.000% Senior Notes due 2019, issued pursuant to an indenture dated as of June 14, 2011, by and among Arch Coal, as issuer, UMB Bank National Association, as trustee, and the guarantors named therein, as amended, supplemented or revised thereafter;

•                  7.250% Senior Notes due 2020, issued pursuant to an indenture dated as of August 9, 2010, by and among Arch Coal, as issuer, U.S. Bank National Association, as trustee, and the guarantors named therein, as amended, supplemented or revised thereafter;

•                  7.250% Senior Notes due 2021, issued pursuant to an indenture dated as of June 14, 2011, by and among Arch Coal, as issuer, UMB Bank National Association, as trustee, and the guarantors named therein, as amended, supplemented or revised thereafter;

•                  9.875% Senior Notes due 2019, issued pursuant to an indenture dated as of November 21, 2012, by and among Arch Coal, as issuer, UMB Bank National Association, as trustee, and the guarantors named therein, as amended, supplemented or revised thereafter; and

•                  8.000% Second Lien notes due 2019, issued pursuant to an indenture dated as of December 17, 2013, by and among Arch Coal, as issuer, Wilmington Savings Fund Society, as trustee and collateral agent, and the guarantors named therein, as amended, supplemented or revised thereafter.

On the Effective Date, by operation of the Plan, all outstanding obligations under the following credit agreement (the “Prepetition Credit Agreement”) entered into by Arch Coal and guaranteed by certain of Arch Coal’s subsidiaries and the related collateral, guaranty and other definitive agreements relating to the Prepetition Credit Agreement were cancelled and the Prepetition Credit Agreement was cancelled except as necessary to (i) enforce the rights, claims and interests of the Prepetition Agent and any predecessor thereof vis-a-vis the Lenders and any parties other than the Debtors, (ii) to allow the Prepetition Agent (as defined below) to receive distributions under the Plan and to distribute them to the lenders under the Prepetition Credit Agreement and (iii) preserve any rights of the Prepetition Agent and any predecessor thereof as against any money or property distributable to holders of claims arising out of the Prepetition Credit Agreement or any related transaction documents, including any priority in respect of payment and the right to exercise any charging lien:

•                  Amended and Restated Credit Agreement, dated as of June 14, 2011 (as amended by the First Amendment, dated as of May 16, 2012, the Second Amendment, dated as of November 20, 2012, the Third Amendment, dated as of November 21, 2012 and the Fourth Amendment, dated as of December 17, 2013), among the Arch Coal, Inc., as borrower, the lenders from time to time party thereto, Wilmington Trust, National Association, in its capacities as term loan facility administrative agent (as successor to Bank of America, N.A. in such capacity) and collateral agent (as successor to PNC Bank, National Association in such capacity) (the “Prepetition Agent”)

On the Effective Date, all outstanding obligations under the following credit agreement (the “DIP Credit Agreement”) other than contingent and/or unliquidated obligations were paid in cash in full, all commitments under the DIP Credit Agreement and the related transaction documents referred to therein as the “Loan Documents” were terminated, all liens on property of the Debtors arising out of or related to the DIP Facility terminated and the Loan Documents were cancelled except with respect to (a) contingent and and/or unliquidated obligations under the Loan Documents which survive the Effective Date and continue to be governed by the Loan Documents and (b) the relationships among the DIP Agent (as defined below) and the lenders under the DIP Credit Agreement, as applicable, including but not limited to, those provisions relating to the rights of the DIP Agent and the lenders to expense reimbursement, indemnification and other similar amounts, certain reinstatement obligations set forth in the DIP Credit Agreement and any provisions that may survive termination or maturity of the credit facility governed by the DIP Credit Agreement in accordance with the terms thereof:

•                  Superpriority Secured Debtor-In-Possession Credit Agreement, dated as of January 21, 2016 (as amended by the Waiver and Consent and Amendment No. 1, dated as of March 4, 2016, Amendment No. 2, dated as of March 28, 2016, Amendment No. 3, dated as of April 26, 2016, Amendment No. 4, dated as of June 10, 2016, Amendment No. 5, dated as of June 23, 2016, Amendment No. 6, dated as of July 20, 2016, and Amendment No. 7, dated as of September 28, 2016) among Arch Coal, Inc., as borrower, certain subsidiaries of Arch Coal, Inc., as guarantors, the lenders from time to time party there and Wilmington Trust, National Association, in its capacity as administrative agent and as collateral agent (in such capacities, the “DIP Agent”).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Term Loan Facility and the Securitization Facility set forth in Item 1.01 of this Report under the heading “Credit Facilities” is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

Under the Plan, 24,589,834 shares of Class A Common Stock and 410,166 shares of Class B Common Stock, par value $.01 per share, (“Class B Common Stock” and together with Class A Common Stock, “Common Stock”) were distributed to the secured lenders and to certain holders of general unsecured claims under the Plan on the Effective Date.  In addition, on the Effective Date, Arch Coal issued Warrants to purchase up to an aggregate of  1,914,856 shares of Class A Common Stock.  Arch Coal relied, based on the confirmation order it received from the Bankruptcy Court, on Section 1145(a)(1) of the U.S. Bankruptcy Code to exempt from the registration requirements of the Securities Act of 1933, as amended (i) the offer and sale of Common Stock to the secured lenders and to the general unsecured creditors, (ii) the offer and sale of the Warrants to the holders of claims arising under the Cancelled Notes and (iii) the offer and sale of the Class A Common Stock issuable upon exercise of the Warrants. Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act and state laws if three principal requirements are satisfied:

•                  the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan of reorganization with the debtor or of a successor to the debtor under the plan of reorganization;

•                  the recipients of the securities must hold claims against or interests in the debtor; and

•                  the securities must be issued in exchange, or principally in exchange, for the recipient’s claim against or interest in the debtor.

The information regarding the terms governing the exercise of the Warrants set forth in Item 1.01 of this Report under the heading “Warrant Agreement” is incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders

The information regarding the cancellation of the debt securities of the Debtors set forth in Item 1.02 of this Report is incorporated by reference herein.

The information regarding the amendment and restatement of Arch Coal’s Certificate of Incorporation and Bylaws set forth in Item 5.03 of this Report is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure and Appointment of Directors

On the Effective Date, by operation of the Plan, the following persons ceased to serve as directors of Arch Coal: James A. Sabala, Paul T. Hanrahan, Paul A. Lang, Theodore D. Sands, Douglas H. Hunt, J. Thomas Jones, George C. Morris III, Governor David D. Freudenthal, Patricia F. Godley, Wesley M. Taylor and Peter I. Wold.

On the Effective Date, by operation of the Plan, John W. Eaves, who was an existing director of Arch Coal, and James N. Chapman, Patrick J. Bartels Jr., Sherman K. Edmiston III,  Patrick A. Kriegshauser, Richard A. Navarre and Scott D. Vogel became members of the Board until the first annual meeting of Arch Coal’s stockholders to be held in 2017 (the “2017 Annual Meeting”), until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

Biographical information about Arch Coal’s directors is set forth in the table below.

Name	Age	Position
Patrick J. Bartels, Jr.	40

Patrick J. Bartels, Jr. is a managing principal at Monarch Alternative Capital LP, which focuses on investing in stressed and distressed companies across various industries and geographies. He has served as a director of WCI Communities, Inc. since 2009. Prior to joining Monarch in 2002, Mr. Bartels was a high-yield investments analyst at Invesco. He began his career at PricewaterhouseCoopers LLP. Bartels holds the Chartered Financial Analyst designation.

James N. Chapman	54

James N. Chapman brings more than 30 years of investment banking experience across a wide range of industries, including metals and mining, energy, and natural resources, as well as significant experience as a capital markets and strategic planning consultant. Since 2004, Chapman has served as a non-executive Advisory Director of SkyWorks Capital, LLC, an aviation and aerospace management consulting services company.

(1)  Arch to confirm.

John W. Eaves	58

John W. Eaves currently serves as Arch Coal’s Chief Executive Officer. Mr. Eaves has served as a member of Arch’s board of directors since 2006. During his tenure with the company, he has also held the positions of president and chief operating officer; senior vice president of marketing; and vice president of marketing and president of Arch Coal Sales, the company’s marketing subsidiary.  Mr. Eaves joined the corporation in 1987 after serving in various marketing-related positions at Diamond Shamrock Coal Company and Natomas Coal Company. In addition to his responsibilities with Arch Coal, he serves on the board of the National Mining Association, and he is immediate past chairman and president of the National Coal Council.

Sherman K. Edmiston III	54

Sherman K. Edmiston III has more than 20 years of experience working with companies undergoing major transitions as a principal investor, investment banker and advisor. He recently served as chief restructuring officer of Xinergy, Ltd., a Central Appalachian producer of thermal and metallurgical coal. Edmiston has served on a number of boards during his career and previously served as a member of the board of JL French Automotive Castings, Inc.

Patrick A. Kriegshauser	55

Patrick A. Kriegshauser serves as executive vice president and chief financial officer and as a principal owner of Sachs Electric Company, a leading specialty electrical and design firm. He has considerable experience in the coal and energy industries, including a 15-year career at Arch, during which he served as senior vice president and chief financial officer. In addition, he served on the board of directors of Walter Energy for 10 years.

Richard A. Navarre	56

Richard A. Navarre is an accomplished senior executive with more than 30 years of diverse international business and financial experience, including as president of Peabody Energy. In his 19 years with Peabody, Navarre had executive responsibility for virtually all areas of the company. During his tenure, Peabody’s market cap grew from $480 million to more than $20 billion. He currently is a director on the boards of two publicly listed NYSE companies.

Scott D. Vogel	41

Scott D. Vogel is a partner at Vogel Partners LP, a private investment firm, after serving as managing director at Davidson Kempner Capital Management LP. During his 14-year tenure at Davidson Kempner, Vogel invested in a diverse set of industries, including industrials and industrial services, business services, transportation, and metals and mining. Previously, Vogel worked at MFP Investors, investing in special situations and turnaround opportunities for the private investment firm of Michael F. Price, and at Chase Securities. Vogel has served on numerous boards during his career and is currently a member of the board of Merrill Corp.

The persons chosen to serve as directors of Arch Coal as of the Effective Date were selected by holders of more than 66 2/3% of the outstanding principal amount of loans under the Prepetition Credit Agreement in consultation with John W. Eaves, Chief Executive Officer. The number of directors of Arch Coal, pursuant to the certificate of incorporation and by resolution of the Board, has been set at seven.

The Board has appointed James N. Chapman to serve as the Chairman of the Board.

Committees of the Board of Directors

The standing committees of the Board consist of an Audit Committee, a Personnel and Compensation Committee, and a Nominating and Corporate Governance Committee.

•                  The Board has appointed Patrick A. Kriegshauser, Richard A. Navarre and Sherman K. Edmiston III as the members of the Audit Committee.

•                  The Board has appointed James N. Chapman, Patrick J. Bartels, Jr. and Scott D. Vogel as the members of the Personnel and Compensation Committee.

•                  The Board has appointed James N. Chapman and Patrick J. Bartels, Jr. as the members of the Nominating and Corporate Governance Committee.

Indemnification of Directors and Executive Officers

As of the Effective Date, Arch Coal entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require Arch Coal to (a) indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to Arch Coal and (b) advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified. The agreements replaced any previously entered indemnification agreement between Arch Coal and its directors and executive officers. Arch Coal may enter into indemnification agreements with any future directors or executive officers.

The description of the indemnification agreements is qualified in its entirety by reference to the full text of the indemnification agreements, which are incorporated by reference herein. A copy of the form of indemnification agreement is included herein as Exhibit 10.6.

Executive Officers

As of the Effective Date, by operation of the Plan, the executive officers of Arch Coal consisted of the following existing executive officers of Arch Coal: John W. Eaves, Chief Executive Officer; Paul A. Lang, President and Chief Operating Officer; John T. Drexler, Senior Vice President and Chief Financial Officer; Kenneth D. Cochran, Senior Vice President — Operations; Robert G. Jones, Senior Vice President — Law,  General Counsel and Secretary; John A. Ziegler, Jr., Chief Commercial Officer; Deck S. Slone, Senior Vice President — Strategy and Public Policy; and Allen R. Kelley Vice President — Human Resources.

Biographical information about Arch Coal’s executive officers is set forth in the table below.

Name	Age	Position
Kenneth D. Cochran	55

Mr. Cochran has served as our Senior Vice President-Operations since August 2012. From May 2011 to August 2012, Mr. Cochran served as Group President of our western operations, which included Thunder Basin Coal Company, the Arch Western Bituminous Group, Arch of Wyoming and the Otter Creek development, and served as President and General Manager of Thunder Basin Coal Company from 2005 to April 2011. Prior to joining Arch Coal in 2005, Mr. Cochran spent 20 years with TXU Corporation.

John T. Drexler	46

Mr. Drexler has served as our Senior Vice President and Chief Financial Officer since 2008 and served as our principal accounting officer from January 2016 until the Effective Date.
Mr. Drexler served as our Vice President-Finance and Accounting from 2006 to 2008. From 2005 to 2006, Mr. Drexler served as our Director of Planning and Forecasting. Prior to 2005, Mr. Drexler held several other positions within our finance and accounting department.

Robert G. Jones	59	Mr. Jones has served as our Senior Vice President-Law, General Counsel and Secretary since 2008. Mr. Jones served as Vice President-Law, General Counsel and Secretary from 2000 to 2008.
Allen R. Kelley	55

Mr. Kelley was appointed Vice President-Human Resources in March 2014. From 2008 to March 2014, Mr. Kelley served as our Vice President-Enterprise Risk Management. From 2005 to 2008, Mr. Kelley served as our Director of Internal Audit. Prior to 2005, Mr. Kelley held various finance and accounting positions within the corporate and operations functions of Arch Coal, Inc.

Paul A. Lang	55

Mr. Lang was elected our President and Chief Operating Officer in April 2015. He has served as our Executive Vice President and Chief Operating Officer since April 2012 and as our Executive Vice President-Operations from August 2011 to April 2012. Mr. Lang served as Senior Vice President-Operations from 2006 through August 2011, as President of Western Operations from 2005 through 2006 and President and General Manager of Thunder Basin Coal Company from 1998 to 2005.

Deck S. Slone	52

Mr. Slone has served as our Senior Vice President-Strategy and Public Policy since June 2012. Mr. Slone served as our Vice President-Government, Investor and Public Affairs from 2008 to June 2012. Mr. Slone served as our Vice President-Investor Relations and Public Affairs from 2001 to 2008.

John A. Ziegler, Jr.	49

Mr. Ziegler was appointed Chief Commercial Officer in March 2014. Mr. Ziegler served as our Vice President-Human Resources from April 2012 to March 2014. From October 2011 to April 2012, Mr. Ziegler served as our Senior Director-Compensation and Benefits. From 2005 to October 2011 Mr. Ziegler served as Vice President-Contract Administration, President of Sales, then finally Senior Vice President, Sales and Marketing and Marketing Administration. Mr. Ziegler joined Arch Coal in 2002 as Director-Internal Audit. Prior to joining Arch Coal, Mr. Ziegler held various finance and accounting positions with bioMerieux and Ernst & Young.

See “—Departure and Appointment of Directors” above for Mr. Eaves biographical information.

As of the Effective Date, John Lorson will serve as Vice President and Chief Accounting Officer, Arch Coal’s principal accounting officer. Mr. Lorson has served as Arch Coal’s Chief Accounting Officer since April 2008.  Prior to that he served as Arch Coal’s controller from July 1997 to April 2008. He is 54 years old.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On the Effective Date, pursuant to the terms of the Plan, Arch Coal filed an Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the office of the Secretary of State of Delaware. Also on the Effective Date, and pursuant to the terms of the Plan, Arch Coal adopted Amended and Restated Bylaws (the “Bylaws”). Descriptions of the material provisions of the Certificate of Incorporation and the Bylaws are contained in Arch Coal’s registration statement on Form 8-A filed with the SEC on October 4, 2016, which description is incorporated by reference herein.

The descriptions of the Certificate of Incorporation and the Bylaws are qualified in their entirety by reference to the full texts of the Certificate of Incorporation and the Bylaws, which are incorporated by reference herein. Copies of the Certificate of Incorporation and the Bylaws are included herein as Exhibits 3.1 and 3.2, respectively.

Item 8.01 Other Events

NYSE Listing

On the Effective Date, the Class A Common Stock (CUSIP 039380407) was authorized for trading and listed on the NYSE under the symbol “ARCH” and Arch Coal ceased trading on the OTC Pink Sheets.

Press Release

On the Effective Date, Arch Coal issued a press release announcing its emergence from bankruptcy. A copy of the press release is included herein as Exhibit 99.1.

Forward-Looking Statements

This Report contains “forward-looking statements” — that is, statements related to future, not past, events, including Arch Coal’s outlook.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  Forward-looking statements by their nature address matters that are, to different degrees, uncertain.  For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from potential demands for additional collateral for self-bonding; from any potential restructuring we do; from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature.  These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements.  We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.  For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Amended and Restated Certificate of Incorporation of Arch Coal, Inc. (incorporated by reference to Exhibit 3.1 of Arch Coal’s registration statement on Form 8-A filed on October 4, 2016).

Exhibit 3.2	Bylaws of Arch Coal, Inc. (incorporated by reference to Exhibit 3.2 of Arch Coal’s registration statement on Form 8-A filed on October 4, 2016).

Exhibit 4.1	Form of specimen Class A Common Stock certificate

Exhibit 4.2	Form of specimen Class B Common Stock certificate

Exhibit 4.3	Form of specimen Series A Warrant certificate (included as Exhibit A to the Warrant Agreement included herein as Exhibit 10.5)

Exhibit 10.1

Credit Agreement, dated as of October 5, 2016, among Arch Coal, Inc., as borrower, the lenders from time to time party thereto and Wilmington Trust, National Association, in its capacities as administrative agent and as collateral agent.

Exhibit 10.2

Third Amended and Restated Receivables Purchase Agreement among Arch Receivable Company, LLC, as seller, Arch Coal Sales Company, Inc., as initial servicer, PNC Bank, National Association as administrator and issuer of letters of credit thereunder and the other parties party thereto, as securitization purchasers.

Exhibit 10.3	Second Amended and Restated Purchase and Sale Agreement among the Arch Coal, Inc. and certain subsidiaries of the Arch Coal, Inc., as originators.

Exhibit 10.4	Second Amended and Restated Sale and Contribution Agreement between Arch Coal, Inc., as the transferor, and Arch Receivable Company, LLC.

Exhibit 10.5	Warrant Agreement, dated as of October 5, 2016, between Arch Coal, Inc. and American Stock Transfer & Trust Company, LLC, as Warrant Agent.

Exhibit 10.6	Indemnification Agreement between Arch Coal and the directors and officers of Arch Coal and its subsidiaries (form)

Exhibit 99.1	Press Release dated October 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2016

ARCH COAL, INC.

By:	/s/ Robert G. Jones
Name: Robert G. Jones
Title: Senior Vice President — Law, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 3.1	Amended and Restated Certificate of Incorporation of Arch Coal, Inc. (incorporated by reference to Exhibit 3.1 of Arch Coal’s registration statement on Form 8-A filed on October 4, 2016).

Exhibit 3.2	Bylaws of Arch Coal, Inc. (incorporated by reference to Exhibit 3.2 of Arch Coal’s registration statement on Form 8-A filed on October 4, 2016).

Exhibit 4.1	Form of specimen Class A Common Stock certificate

Exhibit 4.2	Form of specimen Class B Common Stock certificate

Exhibit 4.3	Form of specimen Series A Warrant certificate (included as Exhibit A to the Warrant Agreement included herein as Exhibit 10.5)

Exhibit 10.1

Credit Agreement, dated as of October 5, 2016, among Arch Coal, Inc., as borrower, the lenders from time to time party thereto and Wilmington Trust, National Association, in its capacities as administrative agent and as collateral agent.

Exhibit 10.2

Third Amended and Restated Receivables Purchase Agreement among Arch Receivable Company, LLC, as seller, Arch Coal Sales Company, Inc., as initial servicer, PNC Bank, National Association as administrator and issuer of letters of credit thereunder and the other parties party thereto, as securitization purchasers.

Exhibit 10.3	Second Amended and Restated Purchase and Sale Agreement among the Arch Coal, Inc. and certain subsidiaries of the Arch Coal, Inc., as originators.

Exhibit 10.4	Second Amended and Restated Sale and Contribution Agreement between Arch Coal, Inc., as the transferor, and Arch Receivable Company, LLC.

Exhibit 10.5	Warrant Agreement, dated as of October 5, 2016, between Arch Coal, Inc. and American Stock Transfer & Trust Company, LLC, as Warrant Agent.

Exhibit 10.6	Indemnification Agreement between Arch Coal and the directors and officers of Arch Coal and its subsidiaries (form)

Exhibit 99.1	Press Release dated October 5, 2016